EXHIBIT 5.1

                               PALMER & DODGE LLP
                                One Beacon Street
                           Boston, Massachusetts 02108

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420


                                November 7, 2000


PixTech,  Inc.
Avenue  Olivier  Perroy
13790 Rousset, France 011 33 4-42-29-10-00 and
2700  Augustine  Drive,  Suite  255
Santa  Clara,  CA  95054

Ladies  and  Gentlemen:

     We are rendering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by PixTech, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about the date hereof. The Registration Statement relates to an additional 6,000,000 shares of the Company's common Stock, $0.01 par value per share (the "Shares"), issuable pursuant to the provisions of the Company's Amended and Restated 1993 Stock Option Plan, as amended (the "Plan").

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization of the issuance and sale of the Shares. We have examined all such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that when issued and paid for in accordance with the terms of the Plan and the options or other rights granted thereunder, the Shares will be legally issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     We hereby consent to the filing of this opinion as a part of the Registration Statement.

                                               Very  truly  yours,

                                               /s/  Palmer  &  Dodge  LLP

                                               Palmer  &  Dodge  llp


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